As filed with the Securities and Exchange Commission on April 8, 1997
                                                         Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                         -----------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                         -----------------------------


                            TIVOLI INDUSTRIES, INC.
            (exact name of registrant as specified in its charter)

                         -----------------------------
       CALIFORNIA                                       95-2786709
(State of Incorporation)                  (I.R.S. Employer Identification No.)

                         -----------------------------


                         1513 EAST ST. GERTRUDE PLACE
                         SANTA ANA, CALIFORNIA  92701
                                (714) 957-6101
                         -----------------------------
         (Address and telephone number of principal executive offices)

                          1997 EQUITY INCENTIVE PLAN
                         TERRENCE C. WALSH, PRESIDENT
                            TIVOLI INDUSTRIES, INC.
                         -----------------------------
                           (Full title of the plans)



                         1513 EAST ST. GERTRUDE PLACE
                         SANTA ANA, CALIFORNIA  92702
                                (714) 957-6101
                         ----------------------------
(Name, address, including zip code, and telephone number, including area code, of agent for service)


                                  Copies to:
                             Andrei Manoliu, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                             Palo Alto, CA  94306
                                (415) 843-5000
                         ----------------------------

                        CALCULATION OF REGISTRATION FEE


================================================================================================================
================================================================================================================
                                             PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES                        OFFERING PRICE PER      AGGREGATE OFFERING
  TO BE REGISTERED         AMOUNT TO BE         SHARE (1)               PRICE (1)               AMOUNT OF
                            REGISTERED                                                       REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
Stock Options and
 Common Stock (par            390,000             $1.72                 $670,800                 $203.27
 value $.001)
================================================================================================================

================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on April 3, 1997 as reported on the Nasdaq SmallCap Market.

================================================================================

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by Tivoli Industries, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's annual report on Form 10-KSB (File No. 0-24604), for the fiscal year ended September 30, 1996, filed on December 31, 1996.

     (b) The Company's quarterly report on Form 10-QSB (File No. 0-24604), for the quarter ended December 31, 1996, filed on February 15, 1997.

     (c) The Company's proxy statement for its 1997 annual meeting of shareholders filed on February 14, 1997.

     (d) The description of the Company's Common Stock which is contained in Form 8-A (File No. 0-29604), filed July 29, 1994, as amended September 9, 1994.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


                           DESCRIPTION OF SECURITIES

     Not applicable.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 317 of the California Corporation's Code the Company has central powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company's Bylaws require the Company to indemnify its directors and executive officers, and permit the Company to indemnify its other officers, employees and other agents, to the extent permitted by California law. The By-laws also require the Company to advance, prior to the final disposition of any proceeding and promptly following request therefor, all expenses incurred by any director and officer in connection with such proceeding, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

     The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in California law.

                      EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                    EXHIBITS


EXHIBIT
NUMBER

5         Opinion of Cooley Godward LLP.

23.1      Consent of Corbin & Wertz.

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.

24        Power of Attorney is contained on the signature pages.

99.1      1997 Equity Incentive Plan.


                                 UNDERTAKINGS

     1.   The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) ((S) 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Ana, State of California, on April 4, 1997.


                                  TIVOLI INDUSTRIES, INC.



                                  By  /s/ Terrence C. Walsh
                                    --------------------------------------
                                         Terrence C. Walsh

                                  Title
                                       -----------------------------------
                                         Chief Executive Officer



                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terrence C. Walsh and Vincent F. Monte, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                   TITLE               DATE

/s/ Terrence C. Walsh             President; Chief Executive    April 7, 1997
-----------------------------        Officer; Director
Terrence C. Walsh


/s/ Vincent F. Monte              Chief Financial Officer       April 7, 1997
-----------------------------      (Principal Financial and
Vincent F. Monte                     Accounting Officer);


/s/ Steven J. Goodman             Director                      April 7, 1997
-----------------------------
Steven J. Goodman


                                  Director
-----------------------------
Gerald E. Morris

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                 DESCRIPTION

 5         Opinion of Cooley Godward LLP.
23.1       Consent of Corbin & Wertz.
23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement.
24         Power of Attorney is contained on the signature pages.
99.1       1997 Equity Incentive Plan.